UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2010

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 27, 2010, based on the recommendation of the Nominating Committee, the Board of Directors unanimously elected Greg G. Freitag to the Board of Directors, effective July 27, 2010, as a Class III Board member with a term expiring at the 2011 annual shareholder meeting.  The Board of Directors increased the number of directors from six to seven with Mr. Freitag filling the newly created additional Class III position.

Mr. Freitag JD, CPA, is CEO, CFO, and a Director of LecTec Corporation (OTCBB: LECT), an intellectual property licensing and holding company.  He is also CEO of EmployRx, Inc. (providing services to self-insured employers) and works for FreiMc LLC (providing strategic guidance and business development services).  Prior to these positions, Mr. Freitag worked in business development at both Pfizer Health Solutions and at Guidant Corporation, co-founded and was CEO of HTS Biosystems (a biotechnology tools company), and was COO, CFO, and general counsel of Quantech, Ltd (a public point-of-care company). Mr. Freitag began his career practicing corporate law in Minnesota.

Mr. Freitag will receive the same cash compensation as other non-employee directors of the Company, which is a quarterly stipend of $2,500 to be accrued and not paid until such time in the future that the Board determines that the overall financial and cash position of the Company will allow payments of such amounts.  In addition, as a non-employee director, Mr. Freitag was granted options to purchase 25,000 shares of the Company’s common stock.

In the Company’s private placement of securities that closed in November 2009, Greg Freitag purchased approximately $50,000 of units, with each unit consisting of one share of Series B Convertible Preferred Stock and warrants to purchase shares of the Company’s Series B Convertible Preferred Stock.  For a more complete description of the private placement, see the Company’s Current Report on Form 8-K filed on November 19, 2009, which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
99.1	Press release dated July 29, 2010 of Pressure BioSciences, Inc. furnished herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release dated July 29, 2010 of Pressure BioSciences, Inc., furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 29, 2010	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher,
President and Chief Executive Officer